EXHIBIT 10.11

EXECUTION COPY

TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT

THIS TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT is dated as of January 11, 2002, between APCOA/STANDARD PARKING, INC., a Delaware corporation having its principal place of business at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois 60611 (the “Assignor”), and WILMINGTON TRUST COMPANY, having an office at Rodney Square North, 1100 North Market Street, Wilmington Delaware 19890, as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the “Assignor”), pursuant to an indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Assignor, certain of the Assignor’s subsidiaries (the “Guarantors”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Assignor and the Guarantors have severally agreed to make payments to the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Assignor is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Assignor to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Assignor and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders;

WHEREAS, it is a condition precedent to the issuance of the Notes that Assignor shall have executed and delivered this Trademark Collateral Security and Pledge Agreement (as it may be amended, restated, modified or supplemented and in effect from time to time, this “Trademark Security Agreement”) to the Agent for the ratable benefit of the Agent and the Holders;

WHEREAS, the Assignor has executed and delivered to the Agent, for the benefit of the Agent and the Holders, the Security Agreement (as defined in the Indenture), pursuant to which the Assignor has granted to the Agent, for the benefit of the Holders, a second priority security interest in certain of the Assignor’s personal property and fixture assets, including without limitation the trademarks, service marks, trademark and service mark registrations, and trademark and service mark registration applications listed on Schedule A attached hereto, and the goodwill related thereto, all to secure the payment and performance of the Notes and the other obligations of the Assignor under the Indenture; and

WHEREAS, this Trademark Security Agreement is supplemental to the provisions contained in the Security Agreement and the Indenture;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefore in the Amended and Restated Credit Agreement, dated as of even date herewith, by and among the Assignor and LaSalle Bank National Association (“LaSalle”) as agent and the lenders party thereto (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”).  In addition, the following terms shall have the meanings set forth in this §1 or elsewhere in this Trademark Security Agreement referred to below:

Assignment of Marks.  See §2.1.

Event of Default.  An “Event of Default” as defined in the Indenture.

Associated Goodwill.  All goodwill of the Assignor and its business, products and services appurtenant to, associated with or symbolized by any of the Trademarks, the Trademark Registrations and the Trademark Rights and the use thereof.

Pledged Trademarks.  All of the Assignor’s right, title and interest in and to all of the Trademarks, the Trademark Registrations, the Trademark License Rights, the Trademark Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of, any and all of the foregoing.

Related Assets.  All assets, rights and interests of the Assignor, if any, that uniquely reflect or embody the Associated Goodwill, including the following:

(a)              all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

(b)              the following documents and things in the possession or under the control of the Assignor, or subject to its demand for possession or control, related to the production, delivery, provision or sale by the Assignor or any Affiliate, franchisee, licensee or contractor of the Assignor, of products or services sold by or under the authority of the Assignor in connection with the Trademarks or the Trademark Rights, whether prior to, on or subsequent to the date hereof

(i)  all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignor, its Affiliates, franchisees, licensees or contractors, for products or services sold under or in connection with the Trademarks or the Trademark Rights, including all lists and documents containing information regarding each customer’s, dealer’s or distributor’s name and address, credit, payment, discount, delivery and other sale terms and history, pattern and total of purchases by brand, product, style, size and quantity;

(ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or the Trademark Rights;

(iii)                all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery or sale of products or services under or in connection with the Trademarks or the Trademark Rights; and

(iv)                all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignor (or any of its Affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or the Trademark Rights.

Trademark License Rights.   Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignor or the Agent to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignor is a party.

Trademark Registrations.  All past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignor or the Agent, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations.

Trademark Rights.  Any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignor or the Agent for any and all past, present or future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights.

Trademark Security Agreement.  This Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

Trademarks.  All of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignor, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by the Assignor or are now owned, held or used by the Assignor, in the Assignor’s business, or with the Assignor’s products and services, or in which the Assignor has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Assignor in the Assignor’s business or with the Assignor’s products and services, or in which the Assignor in the future acquires any right, title or interest.

U.S. and Canadian Trademarks.  All of the Assignor’s Trademarks which have been registered with the USPTO or the Canadian trademark office or for which applications for registration have been filed with the USPTO or the Canadian trademark office.

Use.  With respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignor or its business or for the direct or indirect benefit of the Assignor or its business, including all such uses by the Assignor itself, by any of the Affiliates of the Assignor, or by any franchisee, licensee or contractor of the Assignor.

USPTO.  The United States Patent and Trademark Office.

Unless otherwise provided herein, the rules of construction set forth in §1.2 of the Credit Agreement shall be applicable to this Trademark Security Agreement.

2.  GRANT OF SECOND PRIORITY SECURITY INTEREST.

2.1.          Second Priority Security Interest; Assignment of Marks.  As collateral security for the payment and performance in full of all of the obligations of Assignor under the Indenture, the Assignor hereby unconditionally grants to the Agent, for the benefit of the Agent and the Holders, a continuing second priority security interest in and second priority lien on the Pledged Trademarks, and pledges and mortgages (but does not transfer title to) the Pledged

Trademarks to the Agent for the benefit of the Agent and the Holders.  In addition, the Assignor has executed in blank and delivered to the Agent a conditional assignment of federally registered trademarks in substantially the form of  Exhibit I hereto (the “Assignment of Marks”).  The Assignor hereby authorizes LaSalle or, if the Credit Agreement is no longer in effect, the Agent to complete as assignee and record with the USPTO the Assignment of Marks upon the occurrence and during the continuance of an Event of Default and the proper exercise of LaSalle’s or, if the Credit Agreement is no longer in effect, the Agent’s remedies under this Trademark Security Agreement and the Indenture.

2.2.          Conditional Assignment.  In addition to, and not by way of limitation of, the grant, pledge and mortgage of the Pledged Trademarks provided in §2.1, the Assignor grants, assigns, transfers, conveys and sets over to the Agent, for the benefit of the Agent and the Holders, and subject to the interest of the lenders under the Credit Agreement, the Assignor’s entire right, title and interest in and to the Pledged Trademarks; provided that such grant, assignment, transfer and conveyance shall be and become of force and effect only when permitted by the Intercreditor Agreement, dated as of even date herewith (the “Intercreditor Agreement”) by and among LaSalle as agent for the Lenders (as defined in the Credit Agreement), the Agent, the Assignor and the Guarantors, and only (i) upon or after the occurrence and during the continuance of an Event of Default and (ii) either (A) upon the written demand of the Agent at any time during such continuance or (B) immediately and automatically (without notice or action of any kind by the Agent) upon an Event of Default for which acceleration of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the collateral provided by the Security Agreement (the “Collateral”) pursuant to the Indenture, the Intercreditor Agreement, the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Assignor to the Agent or its nominee in lieu of foreclosure).

2.3.          Supplemental to Security Documents.  Pursuant to the Security Agreement, the Assignor has granted to the Agent, for the, benefit of the Agent and the Holders, a continuing second priority security interest in and lien on the Collateral (including the Pledged Trademarks).  The Security Agreement, and all rights and interests of the Agent in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects.  In no event shall this Trademark Security Agreement, the conditional grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Trademark Security Agreement (or any document hereunder) with the USPTO, adversely affect or impair, in any way or to any extent, the Indenture, the Security Agreement, the second priority security interest of the Agent in the Collateral (including the Pledged Trademarks) pursuant to the Security Agreement and this Trademark Security Agreement, the attachment and perfection of such second priority security interest under the Uniform Commercial Code (including the second priority security interest in the Pledged Trademarks), or any present or future rights and interests of the Agent in and to the Collateral under or in connection with the Security Agreement, this Trademark Security Agreement or the Uniform Commercial Code.  Any and all rights and interests of the Agent in and to the Pledged Trademarks (and any and all obligations of the Assignor with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Agent (and the obligations of the Assignor) in, to or with respect to the Collateral

(including the Pledged Trademarks) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Assignor represents, warrants and covenants that: (i) Schedule A sets forth a true and complete list of all U.S. and Canadian Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (ii) the U.S. and Canadian Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (iii) to the best of the Assignor’s knowledge, each of the U.S. and Canadian Trademarks and Trademark Registrations is valid and enforceable; (iv) to the best of the Assignors knowledge, there is no infringement by others of the U.S. and Canadian Trademarks, Trademark Registrations or Trademark Rights; (v) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignor’s knowledge, there is no infringement by the Assignor of the trademark rights of others; (vi) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the U.S. and Canadian Trademarks (other than ownership and other rights reserved by third party owners with respect to U.S. and Canadian Trademarks that the Assignor is licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by the Assignor not to sue third persons, other than the security interest and assignment created by the Credit Agreement and the Security Documents referred to therein, the second priority security interest and assignment created by the Security Agreement and this Trademark Security Agreement and applicable Permitted Liens (as defined in the Credit Agreement); (vii) the Assignor has the unqualified right to enter into this Trademark Security Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees that will enable them to comply with the covenants herein contained; (viii) the Assignor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the U.S. and Canadian Trademarks; (ix) the Assignor has used, and will continue to use for the duration of this Trademark Security Agreement, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks; (x) this Trademark Security Agreement, together with the Security Documents, will create in favor of the Agent a valid and perfected second priority security interest in the Pledged Trademarks upon making the filings referred to in clause (xi) of this §3; and (xi) except for the filing of financing statements with the Secretary of State and local filing offices for the jurisdictions specified in the Perfection Certificate under the Uniform Commercial Code and the recording of this Trademark Security Agreement with the USPTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignor or the effectiveness of the second priority security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Security Agreement by the Assignor, or (B) for the perfection of or the exercise by the Agent of any of its rights and remedies hereunder.

4.  INSPECTION RIGHTS.

The Assignor hereby grants to the Agent and its employees and agents the right to visit the Assignor’s plants and facilities that manufacture, inspect or store products or provide services sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

5.  NO TRANSFER OR INCONSISTENT AGREEMENTS.

Except as permitted by the Indenture or the Security Agreement and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor’s business consistent with its past practices, the Assignor will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, (other than in respect of the Liens granted to LaSalle as agent for the lenders under the Credit Agreement and in respect of applicable Permitted Liens (as defined in the Indenture)), or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor’s obligations under this Trademark Security Agreement, the Indenture or the Security Agreement.

6.  AFTER-ACQUIRED TRADEMARKS, ETC.

6.1.          After-Acquired Trademarks.  If, before the Notes and the other obligations of the Assignor under the Indenture shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Security Agreement shall automatically apply thereto and the Assignor shall promptly provide to the Agent notice thereof in writing and execute and deliver to the Agent such documents or instruments as may be required by applicable law or as the Agent may reasonably request further to implement, preserve or evidence the Agent’s interest therein.

6.2.          Amendment to Schedule.  The Assignor authorizes the Agent to modify this Trademark Security Agreement and the Assignment of Marks, without the necessity of the Assignor’s further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under §2 or §6.

7.  TRADEMARK PROSECUTION.

7.1.          Assignor Responsible.  The Assignor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold each of the Agent and the Holders harmless from and against any and all damages and liabilities and all reasonable and documented cost and expenses that may be incurred by the Agent or any Holder in connection with the Agents interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Security Agreement or the transactions contemplated hereby.

7.2.          Assignor’s Duties, etc.  The Assignor shall have the right and the duty, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Security Agreement or thereafter, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations.  Any expenses incurred in connection with such applications and actions shall be borne by the Assignor.  The Assignor shall not abandon any material filed trademark registration application, or any Trademark Registration or Trademark, without the consent of the Agent, which consent shall not be unreasonably withheld.

7.3.          Assignor’s Enforcement Rights.  The Assignor shall have the right and the duty within its reasonable business judgment to bring suit or other action in the Assignor’s own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights.  The Assignor may require the Agent to join in such suit or action as necessary to assure the Assignor’s ability to bring and maintain any such suit or action in any proper forum if (but only if) the Agent is completely satisfied that such joinder will not subject the Agent or any Holder to any risk of liability.  The Assignor shall promptly, upon demand, reimburse and indemnify the Agent for all documented damages, and reasonable and documented costs and expenses, including legal fees, incurred by the Agent pursuant to this §7.3.

7.4.          Protection of Trademarks, etc.  In general, the Assignor shall take any and all such commercially reasonable actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks.  The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

7.5.          Notification by Assignor.  Promptly upon obtaining knowledge thereof, the Assignor will notify the Agent in writing of the institution of, or any final adverse determination in, any proceeding in the USPTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignor’s rights, title or interests in and to the Pledged Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Pledged Trademarks, the ability of the Assignor or the Agent to dispose of any of the Pledged Trademarks or the rights and remedies of the Agent in relation thereto (including but not limited to the levy of any legal process against any of the Pledged Trademarks).

8.  REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Agent shall have, subject to the terms of the Intercreditor Agreement, in addition to all other rights and remedies given it by this Trademark Security Agreement (including, without limitation, those set forth in §2.2, the Security Agreement, and the Indenture, those allowed by law and the rights and remedies of a Holder under the Uniform Commercial Code as enacted in the State of New York, and, without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all expenses incurred by the Agent in attempting to enforce this Trademark Security Agreement (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds first toward the payment of the senior debt as set forth in the Credit Agreement, and then toward the payment of the Notes as set forth in or by reference in the Indenture.  Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignor at least ten (10) days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition.  At any such sale or other disposition, the Agent may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

9.  COLLATERAL PROTECTION.

If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Agent, in its own name or that of the Assignor (in the sole discretion of the Agent), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Agent for any documented cost or expense incurred by the Agent in so doing.

10.  POWER OF ATTORNEY.

If any Event of Default (wherever used in this document, as defined in the Indenture) shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Agent (and any officer or agent of the Agent as the Agent may select in its exclusive discretion) as the Assignor’s true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignor’s name on all applications, documents, papers and instruments necessary for the Agent to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Agent to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignor is obligated to execute and do hereunder.  The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof and releases each of the Agent and the Holders from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Agent under this power of attorney (except for the Agent’s gross negligence or willful misconduct).  This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Security Agreement.

11.  FURTHER ASSURANCES.

The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Agent may reasonably request or as may be required by applicable law in order to implement and effect fully the intentions, purposes and provisions of this Trademark Security Agreement, or to assure and confirm to the Agent the grant, perfection and priority of the Agent’s second priority security interest in the Pledged Trademarks.

12.  TERMINATION.

At such time as all of the Assignor’s obligations under the Indenture have been finally and indefeasibly paid and satisfied in full, this Trademark Security Agreement shall terminate and the Agent shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey and re-vest in the Assignor the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Agent by the Assignor pursuant to this Trademark Security Agreement, as fully as if this Trademark Security Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Agent pursuant hereto or the Security Agreement and the Indenture.

13.  COURSE OF DEALING.

No course of dealing between the Assignor and the Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder or under the Indenture, the Security Agreement, or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.  EXPENSES.

Any and all reasonable and documented fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and expenses incurred by the Agent in connection with the preparation of this Trademark Security Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignor.

15.  OVERDUE AMOUNTS.

Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal of the Notes set forth in the Indenture.

16.  NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER THE AGENT NOR ANY HOLDER ASSUMES ANY LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSEE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE.  ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE AGENT AND THE HOLDERS FOR ANY AND ALL DOCUMENTED COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING REASONABLE LEGAL FEES, INCURRED BY THE AGENT OR ANY HOLDER WITH RESPECT TO SUCH LIABILITIES OTHER THAN LIABILITIES RESULTING DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY HOLDER.

17.  NOTICES.

All notices and other communications made or required to be given pursuant to this Trademark Security Agreement shall be in writing and shall be in accordance with the requirements of Section 14.02 of the Indenture.

18.  AMENDMENT AND WAIVER.

This Trademark Security Agreement is subject to modification only by a writing signed by the Agent pursuant to the Indenture, except as provided in §6.2.  The Agent shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19.  GOVERNING LAW; CONSENT TO JURISDICTION.

THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OR CHOICE OF LAWS RULES OR PRINCIPLES) AND APPLICABLE FEDERAL LAW.  The Assignor agrees that any suit for the enforcement of this Trademark Security Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail in accordance with §17.  The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

20.  WAIVER OF JURY TRIAL.

THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Assignor (i) certifies that neither the Agent or any Holder nor any representative, agent or attorney of the Agent or any Holder has represented, expressly or otherwise, that the Agent or any Holder would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Security Agreement and the Indenture to which the Agent or any Holder is a party, the Agent and the Holders are relying upon, among other things, the waivers and certifications contained in this §20.

21.  MISCELLANEOUS.

The headings of each section of this Trademark Security Agreement are for convenience only and shall not define or limit the provisions thereof.  This Trademark Security Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Holders and their respective successors and assigns.  In the event of any irreconcilable conflict between the provisions of this Trademark Security Agreement and the Indenture, or between this Trademark Security Agreement and the Security Agreement, the provisions of the Indenture or the Security Agreement, as the case may be, shall control.  If any term of this Trademark Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Assignor acknowledges receipt of a copy of this Trademark Security Agreement.

                [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Trademark Collateral Security and Pledge Agreement has been executed as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann

Name:	G. Marc Baumann

Title:	Executive Vice President, Chief Financial Officer, Treasurer

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci

Name:	James D. Nesci

Title:	Authorizes Signer

EXHIBIT I

ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS (U.S.)

WHEREAS, APCOA/Standard Parking, Inc., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois  606011 (the “Assignor”), has adopted and used and is using the trademarks and service marks (the “Marks”) identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office identified on such Annex; and

WHEREAS,                        , a                               , organized and existing under the laws of the State of                  having a place of business at                             (the “Assignee”), is desirous of acquiring the Marks and the registrations thereof and registration applications therefor;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Marks, together with (i) the registrations of and registration applications for the Marks, (ii) the goodwill of the business symbolized by and associated with the Marks and the registrations thereof, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registrations thereof or such associated goodwill.

This Assignment of Trademarks and Service Marks (U.S.) is intended to and shall take effect as a sealed instrument at such time as the Assignee shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Trademarks and Service Marks (U.S.) below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this     day of                   , 2002.

APCOA/STANDARD PARKING, INC.

By:

Name:

Title:

The foregoing assignment of the Marks and the registrations thereof and registration applications therefor by the Assignor to the Assignee is hereby accepted as of the     day of                , 2002.

By:

Name:

Title:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF	)
)ss.
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this     day of                   , 2002 personally appeared                      to me known personally, and who, being by me duly sworn, deposes and says that he is the                   of APCOA/Standard Parking, Inc., and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said                     acknowledged said instrument to be the free act and deed of said corporation.

[Seal]	Notary Public
My commission expires:

EXECUTION COPY

SCHEDULE A
TO
TRADEMARK COLLATERAL SECURITY
AND PLEDGE AGREEMENT

U.S. TRADEMARKS & SERVICEMARKS

Service Mark	Description	Date of First Use	Federal Registration No.	Original Registration Date	Expiration Date
Advanced Parking Technology		Before 12/1993	1,910,820	8/8/1995	8/8/2005
Airport Parking and Design	Airplane over city with “Airport Parking”	1951	612,343	9/13/1955	9/13/2005
Ambiance in Parking	Ambiance in Parking	3/31/1986	1,443,582	6/16/1987	6/16/2007
APCOA Committed to Customer Satisfaction and Design	Inverted triangle used as company logo	8/23/91	2,119,200	12/9/97	12/9/2007
APCOA Committed to Customer Satisfaction Parking Property and Management and Design	Inverted triangle w/words “Parking Property and Management”	12/5/95	2,200,900	11/3/98	11/3/2008
APCOA	“vehicle parking services”	1964	1,070,394	7/26/1977	7/26/2007
APCOA	“urban and hospital parking”	1964	1,037,009	3/30/1976	3/30/2006
APCOA and Design	APCOA across a globe	1964	870,643	6/3/1969	6/3/2009
APCOA Client View	APCOA Client View and Design	8/9/1995	2,190,250	9/22/1998	9/22/2008
APCOA/Standard Parking and design	[logo] APCOA/Standard Parking	6/30/1998	2,440,003	4/3/2001	4/3/2011
APCOA/Standard Parking, Inc. design	[logo]	4/1/1998	2,355,026	6/6/2000	6/6/2010
APCOA/Standard Parking, Inc. wordmark	APCOA/Standard Parking	6/30/1998	2,440,069	4/3/2001	4/3/2011

U.S. TRADEMARKS & SERVICEMARKS

Service Mark	Description	Date of First Use	Federal Registration No.	Original Registration Date	Expiration Date
Books-to-Go		Before 5/1997	2,165,753	6/16/1998	6/16/2008
CP and design	White “P” in black circle with “Central Park” written underneath.	Before 9/1991	1,743,612	12/29/1992	12/29/2002
Expresslane and design		12/1/1998	2,345,554	4/25/2000	4/25/2010
Expresslane wordmark	Expresslane	12/1/1998	2,343,620	4/18/2000	4/18/2010
Films-to-Go		Before 3/1999	2,398,666	10/24/2000	10/24/2010
Little Parkers		Before 8/2000	Trademark Application filed — Serial No. 76/107287, filed 8/10/2000; waiting upon final Application acceptance.		Pending

O’Hare Frequent Parker

Before 6/1994

74/538106

ABANDONED

Park Air Express		1983	1,589,359	3/27/1990	3/27/2010
ParkAlert		7/2/1993	1,886,740	3/28/1995	3/28/2005
ParkNet		12/8/1989	1,698,506	6/30/1992	6/30/2002
Pride in Parking	Pride in Parking	8/31/1991	1,435,959	4/7/1987	4/7/2007
Representation of Airplane and Building	Airplane over city	1951	612,789	9/20/1955	9/20/2005
SpeedStat		Before 9/7/2000	Trademark Application filed — Serial No. 76/123950, filed 9/7/2000; waiting upon final Application acceptance.		Pending

U.S. TRADEMARKS & SERVICEMARKS

Service Mark	Description	Date of First Use	Federal Registration No.	Original Registration Date	Expiration Date
Standard Parking Corporation	Standard Parking Corporation	1983	1,893,361	5/9/1995	5/9/2005
Standard Parking Corporation and design		Before 3/1985	1,364,917	10/8/1985	10/8/2005
Standard Parking Corporation Design	Driveway design	9/1/1973	1,364,917	10/8/1985	10/8/2005
Standard Parking, an APCOA/Standard Parking Company and design	[logo] Standard Parking	4/1/1998	2,440,002	4/3/2001	4/3/2011

The Parking Exchange

Before 10/1992

327505

ABANDONED

The Standard Parking Exchange and design		10/30/1992	1,841,502	6/21/1994	6/21/2004
Valet Parking		Before 8/2000	Trademark Application filed -Serial No. 76/107288 filed 8/10/2000; waiting upon final application acceptance		Pending
We Have a Spot for You		11/23/1998	2,360,282	6/20/2000	6/20/2010

STATE REGISTRATIONS

State/County	Business name	Date of First Use	Registration No.	Registration Date
California	Executive Parking Industries, L.L.C.	1/10/1997	101997010029	1/10/1997
California (Los Angeles County)	Park Air Express		982089876	11/16/1998
Connecticut	APCOA Bradley Parking Company, LLC		000206981	2/3/00
Connecticut	Bradley Airport Parking Limited Partnership			4/4/00
Delaware (New Castle County)	Advanced Parking Technology	5/1/1994	N/A	11/30/1994
Delaware	Bradley Airport Parking Limited Partnership		3168958 8300	3/31/00
Georgia (Fulton County)	Park Air Express	7/16/1998	63 290	2/11/1989
Illinois	Pride in Parking	8/31/1981	058862	8/19/1986
Illinois	Books-to-Go	4/7/1997	080545	5/22/1997
Indiana	APCOA Parking Venture I, Limited Partnership	6/17/1993	N/A	6/21/1993
Louisiana	APCOA-GSP, L.P.	12/30/1997	N/A	6/21/1993
Louisiana	APCOA Parking Venture III, Limited Partnership	7/11/1996	N/A	7/11/1996
Louisiana	APCOA LaSalle Parking Company, LLC	12/17/98	BBE 34719252K	12/14/98
Michigan	APCOA Parking Venture III, Limited Partnership	7/8/1996		7/15/1996
Minnesota	APCOA and design		2.979	1/12/1966
Missouri	APCOA-S.R.P Parking V Joint Venture		X 249216	1/2/1993
Ohio	Advanced Parking Technology	5/1/1994	RN 197C42	11/14/1994
Ohio	APCOA-Atrium Parking Venture, L.P.		901784	4/14/1995
Ohio	APCOA-GSP., L.P.	12/29/1997	LP1866	12/30/1997
Ohio	APCOA Parking Venture I, Limited Partnership	6/17/1993	FN 62549	6/21/1993
Ohio	APCOA Parking Venture III, Limited Partnership	6/12/1993	944103	6/13/1996
Ohio	APCOA Parking Venture V L.L.C.	11/1/1999	1112348	11/1/1999
Ohio	APCOA-SRP Parking Limited Partnership	2/1/1988	908823	6/29/1995
Ohio	APCOA-SRP Parking II Limited	10/15/1990	908824	6/29/1995

State/County	Business name	Date of First Use	Registration No.	Registration Date
Ohio	APCOA-SRP Parking III			1/21/1992
Ohio	Park-Air Express	1/1/1986	RN 86634	9/9/1995
Oklahoma	APCOA	1963	14152	1/10/1996
Pennsylvania	Penn-Ohio Park Air Express		1595418	8/20/1990
Pennsylvania	Park Air Express		1595414	8/20/1990
South Carolina	APCOA-GSP, L.P.	12/30/1997	N/A	1/20/98
South Dakota	APCOA Parking Venture III, Limited Partnership	7/22/1996	N/A	7/22/1996
Texas	Express Auto Park		53635-06	12/4/1995
Texas (Dallas)	Advanced Parking Technology	5/1/1994	N/A	2/27/1995